File 333154248
Rule 424 b3


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
OneHalf of One 12 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK, OF
MTU AERO ENGINES AG
INCORPORATED UNDER THE
LAWS OF GERMANY
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby certifies
i that there have been deposited with
the Depositary or its agent, nominee,
custodian, clearing agency or
correspondent, the securities described
above Shares or evidence of the right
to receive such Shares, ii that at the
date hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares shown
above, and that

or registered assigns IS THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and
except as otherwise herein expressly
provided, is entitled upon surrender at
the Corporate Trust Office of the
Depositary, New York, New York of
this Receipt duly endorsed for transfer
and upon payment of the charges as
provided on the reverse of this Receipt
and in compliance with applicable laws
or governmental regulations, at Owners
option 1 to delivery at the office of the
agent, nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified by
Owner, of the amount of Deposited
Securities represented hereby or
evidence of the right to receive the
same or 2 to have such Deposited
Securities forwarded at his cost and
risk to him at the Corporate Trust
Office of the Depositary.  The words
Deposited Securities wherever used in
this Receipt shall mean the Shares
deposited under the agreement created
by the Receipts as hereinafter defined
including such evidence of the right to
receive the same, and any and all other
securities, cash and other property held
by the Depositary in place thereof or in
addition thereto as provided herein.
The word Owner wherever used in this
Receipt shall mean the name in which
this Receipt is registered upon the
books of the Depositary from time to
time.  The Depositarys Corporate Trust
Office is located at a different address
than its principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street, New York, New
York 10286, and its principal
executive office is located at One Wall
Street, New York, New York 10286.
1.	RECEIPTS.
	This American
Depositary Receipt this Receipt is one
of a continuing issue of American
Depositary Receipts collectively, the
Receipts, all evidencing rights of like
tenor with respect to the Deposited
Securities, and all issued or to be
issued upon the terms and subject to
the conditions herein provided, which
shall govern the continuing
arrangement by the Depositary with
respect to initial deposits as well as the
rights of holders and Owners of
Receipts subsequent to such deposits.
	The issuer of the
Receipts is deemed to be the legal
entity resulting from the agreement
herein provided for.
	The issuance of Receipts
against deposits generally may be
suspended, or the issuance of Receipts
against the deposit of particular Shares
may be withheld, if such action is
deemed necessary or advisable by the
Depositary at any time and from time
to time because of any requirements of
any government or governmental body
or commission or for any other reason.
The Depositary assumes no liability
with respect to the validity or worth of
the Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender of
this Receipt in accordance with the
terms hereof, the Depositary will
maintain an office in the Borough of
Manhattan, The City of New York, for
the registration of Receipts and
transfers of Receipts where the Owners
of the Receipts may, during regular
business hours, inspect the transfer
books maintained by the Depositary
that list the Owners of the Receipts.
The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in person
or by duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied
by proper instruments of transfer and
funds sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if
any, as the Depositary may establish
for such purpose.  This Receipt may be
split into other such Receipts, or may
be combined with other such Receipts
into one Receipt, representing the same
aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split
or combination not involving a
transfer, a charge will be made as
provided herein.  The Depositary may
close the transfer books at any time or
from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF
CITIZENSHIP OR RESIDENCE.
	The Depositary may
require any holder or Owner of
Receipts, or any person presenting
securities for deposit against the
issuance of Receipts, from time to
time, to file such proof of citizenship
or residence and to furnish such other
information, by affidavit or otherwise,
and to execute such certificates and
other instruments as may be necessary
or proper to comply with any laws or
regulations relating to the issuance or
transfer of Receipts, the receipt or
distribution of dividends or other
property, or the taxation thereof or of
receipts or deposited securities, and the
Depositary may withhold the issuance
or registration of transfer of any
Receipt or payment of such dividends
or delivery of such property from any
holder, Owner or other person, as the
case may be, who shall fail to file such
proofs, certificates or other
instruments.
4.	TRANSFERABILITY
RECORDOWNERSHIP.
	It is a condition of this
Receipt and every successive holder
and Owner of this Receipt by
accepting or holding the same consents
and agrees, that title to this Receipt,
when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery
with the same effect as in the case of a
negotiable instrument provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the provisions
of Article 9 below, the Depositary,
notwithstanding any notice to the
contrary, may treat the person in
whose name this Receipt is registered
on the books of the Depositary as the
absolute owner hereof for the purpose
of determining the person entitled to
distribution of dividends and for any
other purpose.
5.	TAX LIABILITY.
	The Depositary shall not
be liable for any taxes or governmental
or other assessments or charges that
may become payable in respect of the
Deposited Securities, but a ratable part
of any and all of the same, whether
such tax, assessment or charge
becomes payable by reason of any
present or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by the
Owner hereof to the Depositary at any
time on request.  Upon the failure of
the holder or Owner of this Receipt to
pay any such amount, the Depositary
may sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the amount
represented by this Receipt, and may
apply the proceeds in payment of such
obligations, the Owner hereof
remaining liable for any deficiency.
6.	REPRESENTATIONS
AND WARRANTIES.
	Every person presenting
Shares for deposit shall be deemed
thereby to represent and warrant that
such Shares and each certificate, if
any, therefor are validly issued, fully
paid and nonassessable, that such
Shares were not issued in violation of
any preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do.  Every such
person shall also be deemed to
represent that the deposit of such
securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended the
Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities
and issuance of Receipts.
	This Receipt is issued
subject, and all rights of the holder or
Owner hereof are expressly subject, to
the terms and conditions set forth on
both sides of this Receipt, all of which
form a part of the agreement
evidenced in this Receipt and to all of
which the holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF ISSUER
OF DEPOSITED SECURITIES
VOTING RIGHTS.
	As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary believed,
based on limited investigation, that the
issuer of the Deposited Securities
either i furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii published
information in English on its Internet
website at www.mtu.de or another
electronic information delivery system
generally available to the public in its
primary trading market, in either case
in compliance with Rule 12g32b under
the Securities and Exchange Act of
1934 as in effect and applicable to that
issuer at that time.  However, the
Depositary does not assume any duty
to determine if the issuer of the
Deposited Securities is complying with
the current requirements of Rule
12g32b or to take any action if that
issuer is not complying with those
requirements.
	The Depositary shall be
under no obligation to give notice to
the holder or Owner of this Receipt of
any meeting of shareholders or of any
report of or communication from the
issuer of the Deposited Securities, or
of any other matter concerning the
affairs of such issuer, except as herein
expressly provided.  The Depositary
undertakes to make available for
inspection by holders and Owners of
the Receipts at its Corporate Trust
Office, any reports and
communication received from the
issuer of the Deposited Securities that
are both i received by the Depositary
as the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the issuer
thereof.  Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities,
except to the extent, if any, that the
Depositary in its sole discretion elects
to both i translate into English any of
such reports or communications that
were not in English when received by
the Depositary and ii make such
translations, if any, available for
inspection by holders and Owners of
the Receipts.  The Depositary has no
obligation of any kind to translate any
of such reports or communications or
to make such translation, if any,
available for such inspection.
	The Depositary may, in
its discretion, exercise, in any manner,
or not exercise, any and all voting
rights that may exist in respect of the
Deposited Securities.  The Depositary
may, but assumes no obligation to,
notify Owners of an upcoming meeting
of holders of Deposited Securities or
solicit instructions from Owners as to
the exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the Owner
of this Receipt and payment to it of
any expense involved, the Depositary
may, in its sole discretion, but assumes
no obligation to, exercise any voting
rights with respect to the amount of the
Deposited Securities represented by the
American Depositary Shares evidenced
by this Receipt in accordance with that
request.
8.	DISTRIBUTIONS.
	Until the surrender of
this Receipt, the Depositary a shall
distribute or otherwise make available
to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of cash, Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available
to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of subscription or other
rights, in each case received with
respect to the amount of Deposited
Securities represented hereby, after
deduction, or upon payment of the
fees and expenses of the Depositary
described in Article 13 below, and the
withholding of any taxes in respect
thereof provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances, which
may be an opinion of United States
counsel, that the distribution is
registered under, or is exempt from or
not subject to the registration
requirements of, the Securities Act of
1933 or any other applicable law.  If
the Depositary is not obligated, under
the preceding sentence, to distribute or
make available a distribution under the
preceding sentence, the Depositary
may sell such Shares, other securities,
subscription or other rights, securities
or other property, and the Depositary
shall distribute the net proceeds of a
sale of that kind to the Owners entitled
to them, after deduction or upon
payment of the fees and expenses of
the Depositary described in Article 13
below and the withholding of any
taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional securities,
the Depositary may, in its discretion,
sell the amount of securities or
property equal to the aggregate of
those fractions.  In the case of
subscription or other rights, the
Depositary may, in its discretion, issue
warrants for such subscription or other
rights andor seek instructions from the
Owner of this Receipt as to the
disposition to be made of such
subscription or other rights.  If the
Depositary does not distribute or make
available to Owners or sell distributed
subscription or other rights, the
Depositary shall allow those rights to
lapse.  Sales of subscription or other
rights, securities or other property by
the Depositary shall be made at such
time and in such manner as the
Depositary may deem advisable.
	If the Depositary shall
find in its opinion that any cash
distribution is not convertible in its
entirety or with respect to the Owners
of a portion of the Receipts, on a
reasonable basis into U.S. Dollars
available to it in the City of New York,
or if any required approval or license
of any government or agency for such
conversion is denied or is not
obtainable within a reasonable period,
the Depositary may in its discretion
make such conversion and distribution
in U.S. Dollars to the extent possible,
at such time and rates of conversion as
the Depositary shall deem appropriate,
to the Owners entitled thereto and shall
with respect to any such currency not
converted or convertible either
i distribute such foreign currency to the
holders entitled thereto or ii hold such
currency for the respective accounts of
such Owners uninvested and without
liability for interest thereon, in which
case the Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
	Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall be
made, or whenever rights shall be
offered, with respect to Deposited
Securities, or whenever the Depositary
shall receive notice of any meeting of
Owners of Deposited Securities, or
whenever it is necessary or desirable to
determine the Owners of Receipts, the
Depositary will fix a record date for
the determination of the Owners
generally or the Owners of Receipts
who shall be entitled to receive such
dividend, distribution or rights, or the
net proceeds of the sale thereof, to
give instructions for the exercise of
voting rights at any such meeting or
responsible for any other purpose for
which the record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any change in
nominal value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any recapitalization,
reorganization, sale of assets
substantially as an entirety, merger or
consolidation affecting the issuer of
the Deposited Securities or to which it
is a party, or iii the redemption by the
issuer of the Deposited Securities at
any time of any or all of such
Deposited Securities provided the same
are subject to redemption, then and in
any such case the Depositary shall
have the right to exchange or surrender
such Deposited Securities and accept
and hold hereunder in lieu thereof
other shares, securities, cash or
property to be issued or delivered in
lieu of or in exchange for, or
distributed or paid with respect to, such
Deposited Securities.  Upon any such
exchange or surrender, the Depositary
shall have the right, in its discretion, to
call for surrender of this Receipt in
exchange upon payment of fees and
expenses of the Depositary for one or
more new Receipts of the same form
and tenor as this Receipt, but
describing the substituted Deposited
Securities.  In any such case the
Depositary shall have the right to fix a
date after which this Receipt shall only
entitle the Owner to receive such new
Receipt or Receipts.  The Depositary
shall mail notice of any redemption of
Deposited Securities to the Owners of
Receipts, provided that in the case of
any redemption of less than all of the
Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of redemption
shall be to receive the cash, rights and
other property applicable to the same,
upon surrender to the Depositary and
upon payment of its fees and expenses
of the Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur
any liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future law
of the United States of America, any
state thereof, or of any other country,
or of any governmental or regulatory
authority, or by reason of any
provision, present or future, of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited Securities,
the Depositary shall be prevented,
delayed or forbidden from or
subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any act
or thing which by the terms hereof it is
provided shall be done or performed, ii
by reason of any nonperformance or
delay, caused as specified in clause i
above, in the performance of any act
or thing which by the terms of this
Receipt it is provided shall or may be
done or performed, iii by reason of
any exercise of, or failure to exercise,
any discretion provided for herein, iv
for the inability of any Owner or
holder to benefit from any distribution,
offering, right or other benefit which is
made available to holders of Deposited
Securities but is not made available to
Owners or holders, v for any special,
consequential or punitive damages for
any breach of the terms of this Receipt
or vi arising out of any act of God,
terrorism or war or any other
circumstances beyond its control.
       The Depositary shall not be
responsible for any failure to carry out
any requests to vote any Deposited
Securities or for the manner or effect
of any vote that is cast either with or
without the request of any Owner, or
for not exercising any right to vote any
Deposited Securities.
       The Depositary does not
assume any obligation and shall not be
subject to any liability to holders or
Owners hereunder other than agreeing
to act without negligence or bad faith
in the performance of such duties as
are specifically set forth herein.
       The Depositary shall be under
no obligation to appear in, prosecute or
defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of
the Receipts on behalf of Owners or
holders or any other persons.  The
Depositary shall not be liable for any
action or nonaction by it in reliance
upon the advice of or information
from legal counsel, accountants or any
other persons believed by it in good
faith to be competent to give such
advice or information.
       The Depositary, subject to
Article 14 hereof, may itself become
the owner of and deal in securities of
any class of the issuer of the Deposited
Securities and in Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND SURRENDER
OF THIS RECEIPT.
	The Depositary may at
any time terminate the agreement
evidenced by this Receipt and all other
Receipts by mailing notice of such
termination to the Owners of all
Receipts then outstanding at their
addresses appearing upon the books of
the Depositary, at least thirty days prior
to the date fixed in such notice for
termination.  On and after such date of
termination the Owner hereof, upon
surrender of this Receipt at the
Corporate Trust Office of the
Depositary, will be entitled to delivery
of the amount of the Deposited
Securities represented hereby upon the
same terms and conditions, and upon
payment of a fee at the rates provided
herein with respect to the surrender of
this Receipt for Deposited Securities
and on payment of applicable taxes
and charges.  The Depositary may
convert any dividends received by it in
cash after the termination date into
U.S. Dollars as herein provided, and
after deducting therefrom the fees of
the Depositary and referred to herein
and any taxes and governmental
charges and shall thereafter hold the
balance of said dividends for the pro
rata benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered within
thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or other
rights accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities in
such manner as it may determine, and
may thereafter hold uninvested the net
proceeds of any such sale or sales
together with any dividends received
prior to such sale or the U.S. Dollars
received on conversion thereof,
unsegregated and without liability for
any interest thereon, for the pro rata
benefit of the Owners of the Receipts
that have not theretofore been
surrendered for cancellation, such
Owners thereupon becoming general
creditors of the Depositary with respect
to such net proceeds.  After making
such sale, or if no such sale can be
made after the expiration of one year
from such date of termination, the
Depositary shall be discharged from all
obligations whatsoever to the holders
and Owners of the Receipts except to
make distribution of the net proceeds
of sale and of such dividends after
deducting all fees, charges and
expenses of the Depositary or of the
Deposited Securities, in case no sale
can be made, upon surrender of the
Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE DEPOSITARY.
	The Depositary may charge any
party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party to
whom Receipts are issued including
issuance pursuant to a stock dividend
or stock split or an exchange of stock
or distribution pursuant to Articles 8 or
10 or Owners, as applicable, i fees for
the delivery or surrender of Receipts
and deposit or withdrawal of Shares, ii
fees for distributing cash, Shares or
other property received in respect of
Deposited Securities, iii taxes and other
governmental charges, iv registration or
custodial fees or charges relating to the
Shares, v cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees and
viii any other fees or charges incurred
by the Depositary or its agents in
connection with the Receipt program.
The Depositarys fees and charges may
differ from those of other depositaries.
The Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of its
latest schedule of fees and charges to
any party requesting it.
The Depositary may charge fees for
receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered Receipts,
for transfer of Receipts, for splits or
combinations of Receipts, for
distribution of each cash or other
distribution on Deposited Securities,
for sales or exercise of rights, or for
other services performed hereunder.
The Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of its
latest fee schedule to any party
requesting it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any
other provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
PreRelease. The Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have
been PreReleased, whether or not such
cancellation is prior to the termination
of such PreRelease or the Depositary
knows that such Receipt has been
PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or Receipts
to be remitted, as the case may be, b at
all times fully collateralized with cash
or such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary on not
more than five 5 business days notice,
and d subject to such further
indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will not
normally exceed thirty percent 30 of
the Shares deposited with the
Depositary provided, however, that the
Depositary reserves the right to change
or disregard such limit from time to
time as it deems appropriate.
	The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH
U.S. SECURITIES LAWS.
	Notwithstanding any
terms of this Receipt to the contrary,
the Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery of
Deposited Securities in a manner
which would violate the United States
securities laws including, but not
limited to, Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as amended
from time to time, under the Securities
Act of 1933.
16.	GOVERNING LAW
VENUE OF ACTIONS JURY
TRIAL WAIVER.
	This Receipt shall be
interpreted and all rights hereunder and
provisions hereof shall be governed by
the laws of the State of New York.
	All actions and
proceedings brought by any Owner or
holder of this Receipt against the
Depositary arising out of or relating to
the Shares or other Deposited
Securities, the American Depositary
Shares or the Receipts, or any
transaction contemplated herein, shall
be litigated only in courts located
within the State of New York.
	EACH OWNER AND
HOLDER HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY
IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the Receipts and
the agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem necessary
or desirable. Any amendment which
shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the
time any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment
and to be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to surrender
such Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced thereby,
except in order to comply with
mandatory provisions of applicable
law.


	17